UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) — May 11, 2011
ONCOR ELECTRIC DELIVERY COMPANY LLC
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	333-100240 (Commission File Number)	75-2967830 (I.R.S. Employer Identification No.)
1616 Woodall Rodgers Fwy., Dallas, Texas, 75202
(Address of principal executive offices, including zip code)
Registrants’ telephone number, including Area Code — (214) 486-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.
     On May 11, 2011, Oncor Electric Delivery Company LLC (“Oncor”) filed a stipulation with the Public Utility Commission of Texas (“PUCT”) with respect to the settlement of its previously filed rate review. The rate review was filed in January 2011 with the PUCT (PUCT Docket No. 38929) and 203 cities based on a test year ended June 30, 2010. The PUCT, with Oncor’s input and that of cities and other participating parties, established a procedural schedule for the review. On April 8, 2011, Oncor filed, and the administrative law judges in the rate review granted, a motion requesting abatement of the procedural schedule in the rate review on the grounds that Oncor and the parties to the rate review had reached a Memorandum of Settlement that would settle and resolve all issues in the rate review. On May 11, 2011, Oncor filed the stipulation, which incorporates the Memorandum of Settlement along with proposed tariffs and other documentation for the purpose of obtaining final approval of the settlement. The stipulation is publicly available on the PUCT’s Interchange website. Information on the PUCT’s Interchange website or available by hyperlink from the website shall not be deemed a part of, or incorporated by reference into, this report.
     The terms of the settlement, as stated in the stipulation, include an approximate $137 million base rate increase and additional provisions to address franchise fees and other expenses. The stipulation provides that the rate increase will be phased in, and the parties have requested that interim rates reflecting approximately $93 million of the increase would become effective by July 1, 2011, with permanent rates for the first phase to be made effective 30 days after a final order is signed by the PUCT, and the remainder of the increase to become effective by January 1, 2012. Pursuant to the terms of the settlement, Oncor may not file another general base rate review prior to July 1, 2013. However the settlement does not restrict other interim rate updates and rate adjustments permitted by state law and PUCT rules. The settlement also does not change Oncor’s authorized regulatory capital structure of 60% debt and 40% equity or its authorized return on equity of 10.25%.
     The stipulation and related tariffs must be approved by the PUCT. Oncor expects that the PUCT will consider and issue a final order in this matter during the second quarter of 2011. The related tariffs must also be approved by certain cities that still have original jurisdiction over Oncor’s rates. Oncor expects that these approvals also will be received during the second quarter of 2011. If the PUCT does not approve the stipulation as presented, or issues an order inconsistent with its terms, any adversely affected party may withdraw from the stipulation within twenty days.
     This report contains forward-looking statements, which are subject to various risks and uncertainties. Discussion of risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations is contained in Oncor’s filings with the Securities and Exchange Commission (“SEC”). In addition to the risks and uncertainties set forth in Oncor’s SEC filings, the forward-looking statements in this release could be affected by, among other things: prevailing governmental policies and regulatory actions; legal and administrative proceedings and settlements; and changes in business strategy. Any forward-looking statement speaks only as of the date on which it is made, and Oncor undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC
By:	/s/ Richard C. Hays
	Name:	Richard C. Hays
	Title:	Controller

Dated: May 13, 2011